Exhibit 99.1

      Schlotzsky's Inc. Announces First Quarter Results for 2004

    AUSTIN, Texas--(BUSINESS WIRE)--May 13, 2004--Schlotzsky's Inc. (Nasdaq:BUNZ) today announced first quarter results for 2004 that showed improvements in performance, expenses and net loss by Company-operated restaurants compared to the same period in 2003.
    For the quarter ended March 31, 2004, the Company reported revenue of $13,047,000 compared to $13,830,000 during the same period in 2003. After recognizing depreciation and amortization of $1,406,000, the Company reported a net loss of $671,000, or $0.09 per diluted share, an improvement over the first quarter of 2003, when the net loss was $1,066,000, or $0.15 per diluted share.
    Company-operated restaurant sales increased 2.2 percent to $7,782,000 from the same period in 2003, while restaurant operating expenses decreased 6.8 percent to $6,932,000, contributing $850,000 to the Company's results for the quarter ended March 31, 2004. Operating income (before depreciation and amortization) for the Company-operated restaurants group showed a $677,000 improvement from the comparable period in 2003.
    Acceptance of the Company's new "Sandwich Cafe & Bakery" concept continues to build. To date, approximately 43 percent of Schlotzsky's restaurants systemwide have agreed voluntarily to the transition, and the Company estimates it is in commitment conversations with another 31 percent of its franchisees.
    The Company also reported positive customer response to its new low-carb menu offerings, which include a high-fiber, low-carb tortilla with only 10g net carbs (small size) that can be wrapped around any sandwich instead of bread, or bunless sandwiches served on a bed of lettuce.
    In addition, the Company reports that Ray Rodriguez, a Board member, area developer and franchisee, has resigned from the Board of Directors. The Nominating and Corporate Governance Committee has invited Gary M. Cadenhead, Ph.D., a senior lecturer in Entrepreneurship in the McCombs School of Business at the University of Texas at Austin, to join the Board and expects the full Board to finalize the appointment early next week.

    Other results include:

        -- The Company significantly reduced its General and Administrative expenses, which include corporate personnel salaries and benefits, by more than 22 percent, from $5,070,715 in the first quarter of 2003 to $3,942,874 in the same period of 2004.

        -- Due to operational improvements, menu-price increases and improved personnel costs, expenses from Company-operated restaurants decreased 6.8 percent to $6,932,000 from $7,439,000 compared to the same period in 2003.

        -- The Company reported continued interest in its new concept from prospective franchise owners, and the pipeline of applicants for new franchise restaurants continued to grow.

    Schlotzsky's will conduct a conference call regarding information included in this press release and related matters at 4:00 p.m. Central Time on Thursday, May 13, 2004. The conference call will be available for analysts and institutional investors at 800-341-2312, PIN 4120. The conference call will be available simultaneously, and in its entirety, to all interested investors and news media through a webcast at www.schlotzskys.com.

    Schlotzsky's Inc., founded in Austin, Texas, in 1971, through its wholly owned subsidiaries, is a franchisor and operator of restaurants in the fast casual sector. As of March 31, 2004, there were 537
Schlotzsky's(R) restaurants open and operating in 37 states, the District of Columbia and six foreign countries. Visit www.schlotzskys.com for more information.

    This press release may contain statements deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act. Any statements that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Forward-looking statements may include, without limitation, statements concerning business, financial and growth strategies and objectives, costs and earnings projections, new restaurant development and assumptions relating to any of these statements. Factors that may influence forward-looking statements or cause actual results to differ materially from those described or anticipated by the forward-looking statements may include, without limitation, inability of the Company or our franchisees to obtain adequate financing, increased competition within the restaurant industry, continued viability of restaurants, inability to sell restaurants, failure to adequately motivate franchisees to remodel and reimage their restaurants and to fully implement the enhanced menu, failure to successfully recruit new franchisees, and stock volatility and illiquidity. Because of the risks and uncertainties related to these factors and the forward-looking statements, readers are cautioned not to place undue reliance on the forward-looking statements. There can be no assurance that any events or results described in any forward-looking statement will actually occur or be achieved. We undertake no obligation to publicly revise the forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events or circumstances. Readers should carefully review the risk factors described above and in other documents filed by the Company with the SEC. Readers are specifically directed to the discussion under "Risk Factors" in the Company's most recent Form 10-K.


                 SCHLOTZSKY'S INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)

                      Three Months Ended
                   -------------------------
                    March 31,   March 31,   Change from   Percentage
                      2004         2003      prior year     change
                   ----------- ------------ ------------ ------------
Revenues
 Royalties         $3,592,768   $4,303,888    ($711,120)      (16.5%)
 Developer fees        36,307       50,159      (13,852)      (27.6%)
 Restaurant sales   7,781,785    7,612,229      169,556          2.2%
 Brands
  contribution      1,416,596    1,651,105     (234,509)      (14.2%)
 Other fees and
  revenue             219,996      212,649        7,347          3.5%
                   ----------- ------------ ------------ ------------
    Total revenues 13,047,452   13,830,030     (782,578)       (5.7%)
                   ----------- ------------ ------------ ------------

Expenses
  Service costs:
   Royalties          528,883      663,792     (134,909)      (20.3%)
                   ----------- ------------ ------------ ------------
                      528,883      663,792     (134,909)      (20.3%)
                   ----------- ------------ ------------ ------------

  Restaurant
   operations:
   Cost of sales    2,110,003    2,171,620      (61,617)       (2.8%)
   Personnel and
    benefits        2,950,497    3,365,161     (414,664)      (12.3%)
   Operating
    expenses        1,871,420    1,902,247      (30,827)       (1.6%)
                   ----------- ------------ ------------ ------------
                    6,931,920    7,439,028     (507,108)       (6.8%)
                   ----------- ------------ ------------ ------------

  Loss on
   investment              --       67,150      (67,150)     (100.0%)
                   ----------- ------------ ------------ ------------
  General and
   administrative   3,942,874    5,070,715   (1,127,841)      (22.2%)
                   ----------- ------------ ------------ ------------
  Depreciation and
   amortization     1,406,008    1,249,406      156,602         12.5%
                   ----------- ------------ ------------ ------------
    Total Expenses 12,809,685   14,490,091   (1,680,406)      (11.6%)
                   ----------- ------------ ------------ ------------

    Income (loss)
     from
     operations       237,767     (660,061)     897,828      (136.0%)

  Other
   Interest income     62,393      103,648      (41,255)      (39.8%)
   Interest
    expense          (931,470)  (1,015,905)      84,435        (8.3%)
                   ----------- ------------ ------------ ------------

    Income (loss)
     before income
     taxes           (631,310)  (1,572,318)     941,008       (59.8%)

   Provision
    (credit) for
    income taxes       40,000     (506,000)     546,000      (107.9%)
                   ----------- ------------ ------------ ------------

    Net income
     (loss)         ($671,310) ($1,066,318)     395,008       (37.0%)
                   =========== ============ ============ ============

Earnings per
 common share --
 basic                 ($0.09)      ($0.15)       $0.06       (40.0%)
                   =========== ============ ============ ============
Earnings per
 common share --
 diluted               ($0.09)      ($0.15)       $0.06       (40.0%)
                   =========== ============ ============ ============


                    OTHER OPERATING DATA

                Domestic Franchised Restaurants
                -------------------------------

                      Three Months Ended
                   -------------------------
                    March 31,   March 31,
                      2004         2003
                   ----------- ------------
Restaurants
 opened:
  Domestic --
  New                      --           --
  Re-openings              --            1
                   ----------- ------------
   Total domestic
    openings               --            1
Domestic closings         (24)         (25)
                   ----------- ------------
Operating domestic
 restaurants end
 of quarter               479          566
                   =========== ============

Average weekly
 sales for
 domestic
 franchised
 restaurants           $9,926      $10,301
                   ----------- ------------
Change in same
 store sales for
 domestic
 franchised
 restaurants            (7.8%)      (11.8%)
                   ----------- ------------



         Supplemental Restaurant Operations Information -
           Performance of Long-term Portfolio Restaurants
         -------------------------------------------------

 The following table is presented for the Company-operated restaurants in the Company's long-term portfolio for the quarter ended March 31, 2004. As of March 31, 2004, this restaurant group included ten restaurants in the Austin area, two in Houston, Texas, two in College Station, Texas and one in suburban Atlanta, Georgia. This group includes 14 freestanding restaurants and one shopping center end-cap restaurant. In accordance with the Company's internal management reporting practices for consistent comparisons, line item categories have been expanded and percentages are calculated based on gross sales, instead of net sales as used elsewhere in this report. Facility costs vary by restaurant because some facilities are rented and some are owned. The table provides the average percentage results for each line item for the 15 Schlotzsky's restaurants in the long-term portfolio group as a whole, as well as the best and worst percentage performance for each line item for any restaurant in the group.

                     Three
                     Months                    Best         Worst
                     Ended      Percentage   Percentage   Percentage
                    March 31,    of Gross    Performance  Performance
                      2003        Sales          (a)          (a)
                  (in thousands,
                    unaudited)
Gross sales            $5,130        100.0%
Less-discounts            136          2.7%         1.9%         3.5%
                   -----------
Net sales               4,994         97.3%

Cost of sales           1,353         26.4%        24.1%        31.0%

Personnel and
 benefits:
Crew costs              1,130         22.0%        19.6%        25.7%
Management costs          589         11.5%         8.7%        19.3%

Operating
 expenses:
Advertising(b)            222          4.3%         3.1%         4.7%
Controllable
 expenses                 398          7.8%         5.9%        10.5%
                   -----------
Operating income
 before facility
 costs, and
 depreciation and
 amortization           1,302         25.4%        32.8%        11.1%
Facility costs            282          5.5%         1.4%        15.8%
                   -----------

Operating income
 before
 depreciation and
 amortization          $1,020         19.9%        30.8%        -4.7%
                   ===========

(a) Represents the actual best and worst percentage performance for a restaurant in the group.
(b) Stores contribute 4% of contractual sales to the NAMF marketing fund, but vendor rebates will reduce this rate periodically, and some stores spend additional amounts on advertising

    CONTACT: Schlotzsky's Inc., Austin
             Investor Relations, 512-236-3644